                                     PROXY
                             INVITROGEN CORPORATION
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2000

    The undersigned hereby appoints LYLE C. TURNER, JAMES R. GLYNN and WARNER R. BROADDUS, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Invitrogen Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at Invitogen's offices at 1600 Faraday Avenue, Carlsbad, California 92008, on September 14, 2000 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, such proxies being directed to vote on the proposals as specified on the reverse side.

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE PROPOSALS LISTED BELOW AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

1. To approve and adopt each of the Agreement and Plan of Merger, dated as of July 7, 2000, between Invitrogen and Life Technologies, and the Agreement and Plan of Merger, dated as of July 7, 2000, between Invitrogen and Dexter Corporation, and to approve the Life Technologies and Dexter mergers.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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2.  To amend Invitrogen Corporation's Certificate of Incorporation to increase the authorized capital stock to 131,405,884.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To increase by 3,000,000 the number of shares we may issue under our 1997 Stock Option Plan to 8,485,479 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To increase by 200,000 the number of shares of Invitrogen common stock that we may issue under our 1998 Employee Stock Purchase Plan to 550,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                           SIGNATURE: ______ DATED: ____________

                                           SIGNATURE: ______ DATED: ____________

                                           PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                           APPEAR(S) HEREON. IF THE STOCK IS
                                           REGISTERED IN THE NAMES OF TWO OR
                                           MORE PERSONS, EACH SHOULD SIGN.
                                           PLEASE GIVE FULL TITLE AS CAPACITY IN
                                           WHICH SIGNING IF NOT SIGNING AS AN
                                           INDIVIDUAL.